Exhibit 10.2

Execution Version

AMENDMENT NO. 4 TO THE

TERM LOAN AGREEMENT

Dated as of February 17, 2021

AMENDMENT NO. 4 TO THE TERM LOAN AGREEMENT (this “Amendment”) among HERSHA HOSPITALITY LIMITED PARTNERSHIP, a Virginia limited partnership (the “Borrower”), HERSHA HOSPITALITY TRUST, a Maryland real estate investment trust (the “Parent Guarantor”), the subsidiaries of the Borrower party hereto (the “Subsidiary Guarantors” and together with the Parent Guarantor, the “Guarantors”), CITIBANK, N.A. (“ Citibank”), as administrative agent (the “Administrative Agent”) for the Lenders, and the Required Lenders, with Citibank and Wells Fargo Securities, LLC, as the Arrangers.

PRELIMINARY STATEMENTS:

(1)    The Borrower, the Guarantors, the Lenders, the Administrative Agent and the other financial institutions party thereto entered into that certain Term Loan Agreement dated as of August 2, 2016, as amended by that certain Amendment No. 1 to the Term Loan Agreement dated as of August 10, 2017 and as further amended by that certain Amendment No. 2 to the Term Loan Agreement dated as of September 10, 2019 and as further amended by that certain Amendment No. 3 to the Term Loan Agreement (the “Third Amendment”) dated as of April 2, 2020 (as amended, the “2016 Term Loan Agreement”);

(2)    The Guarantors, the Administrative Agent, the Borrower and certain lenders party to the 2016 Term Loan Agreement wish to amend the 2016 Term Loan Agreement to address certain changes to the terms thereof as set forth below; and

(3)    The Borrower, the Administrative Agent and the Required Lenders have agreed pursuant to Section 10.01(a) of the 2016 Term Loan Agreement to amend the 2016 Term Loan Agreement on the terms and subject to the conditions hereinafter set forth.

SECTION 1.    Defined Terms. Unless otherwise stated in this Amendment, capitalized terms defined in the 2016 Term Loan Agreement have the same meanings when used in this Amendment.

SECTION 2.     Temporary Modifications to the 2016 Term Loan Agreement. From and after the Amendment Effective Date, Section 2 of the Third Amendment is null and void and of no further force and effect, other than to the extent set forth in Section 2(k) below. Except as provided in Section 2(g) below, for the period from the Amendment Effective Date through March 31, 2022 (the “Waiver Period”), the 2016 Term Loan Agreement (as amended pursuant to Sections 6, 7 and 8 of this Amendment) shall be deemed modified and amended as follows:

(a)     Limited Waiver. The Lenders (and, in the case of clause (v) below, the Arrangers) agree to a limited waiver of the following provisions (collectively, the “Subject Provisions”), and that no Default or Event of Default shall exist or arise thereunder by virtue of any breach of a Subject Provision:

(i)     any terms, conditions, representations or warranties related to clauses (b) and (d) of the definition of Borrowing Base Conditions, and the parties agree that the COVID-19 pandemic and the general economic conditions resulting therefrom are not “material matters” under clause (e) of the definition of Borrowing Base Conditions;

(ii)     mandatory prepayments under subsections 2.06(b)(i)(B) and 2.06(b)(i)(C);

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(iii)    the covenants in each of Section 5.04(a) (Parent Guarantor Financial Covenants) and Section 5.04(b) (Borrowing Base Financial Covenants), except that Section 5.04(b)(vii) (Maximum Borrowing Base Leverage Ratio added to the 2016 Term Loan Agreement pursuant to Section 7 of this Amendment), shall remain in effect at all times;

(iv)    the representations in each of Section 4.01(g) (Financial Condition) and Section 4.01(s) (Force Majeure); and

(v)    the requirement under subsection (d)(ii) of the definition of Collateral Deliverables and Section 5 of the Third Amendment, that the Borrower provide Mortgage Policies with respect to the Borrowing Base Assets.

Without limiting the generality of the provisions of Section 9.01 of the 2016 Term Loan Agreement, the waiver set forth in this subsection (a) shall be limited precisely as written, and nothing herein shall be deemed to (a) constitute a waiver of compliance by the Borrower or the Parent Guarantor with respect to (i) the Subject Provisions other than during the Waiver Period or (ii) any other term, provision or condition of the Loan Documents or any other instrument or agreement referred to in any of them, or (b) prejudice any right or remedy that any Lender may now have or may have in the future under or in connection with the 2016 Term Loan Agreement, the other Loan Documents or any other instrument or agreement referred to in any of them or under Applicable Laws. For the avoidance of doubt, the waiver of the Subject Provisions set forth herein shall not extend beyond the last day of the Waiver Period and such waiver shall be of no force or effect for any purpose after the last day of the Waiver Period.

(b)    [Reserved].

(c)    [Reserved].

(d)    Use of Asset Sale, Permitted Debt and Excess Refinancing Debt Proceeds. The Borrower will pay to the Agents the following amounts to be applied as described in the applicable Mandatory Prepayments Waterfall (as defined below):

(i)    100% of the Net Cash Proceeds of (x) the sale of any Assets, including, without limitation, pursuant to any Sale and Leaseback Transaction (“Asset Sales”) and (y) any Permitted Debt Transaction (as defined below) other than the proceeds of Qualified Government Debt (as defined below) and Refinancing Debt; and

(ii)    the amount of any Refinancing Debt in excess of the sum of (x) the principal amount of the Debt being extended, refunded or refinanced and (y) the amount of any applicable premium, and fees and expenses relating thereto.

During the Waiver Period, proviso (b) of the definition of “Refinancing Debt” shall not apply. Nothing in this subsection (d) shall limit the negative covenants set forth in subsection (g) below.

(e)    Junior Capital Requirement. The Borrower or the Parent Guarantor shall have raised at least $75,000,000 of Net Cash Proceeds of Junior Capital (the “Threshold Junior Capital”) by March 31, 2021 and applied such Net Cash Proceeds (and all future Net Cash Proceeds of Junior Capital) in accordance with the Junior Capital Waterfall below.

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All Net Cash Proceeds from Junior Capital (whether raised before or after March 31, 2021 except to the extent applied in accordance with subsection (f) below in connection with the Shortfall Amount) shall be applied by the Borrower in the following order of priority upon receipt thereof (the “Junior Capital Waterfall”):

(1)

of the initial $50,000,000 of such Net Cash Proceeds, (A) $37,500,000 shall be used to repay the Obligations under the 2016 Term Loan Facility and (B) $12,500,000 shall be used to repay the Obligations under the 2017 Term Loan Facility and the 2019 Term Loan Facility on a pro rata basis based on the respective outstanding principal amounts thereunder;

(2)	the next $25,000,000 shall be used to repay the Obligations under the Revolving Credit Facility; and

(3)

all remaining Net Cash Proceeds from Junior Capital shall be used, at the Borrower’s election, (A) for application in accordance with the Asset Sales Waterfall (the aggregate amount so applied being the “Excess JC Proceeds”), (B) for Permitted Uses, (C) to fund the Permitted Preferred Payments (up to a maximum amount, including any amounts funded under clause (v) of the definition of Permitted Uses in the Third Amendment to 2017 Credit Agreement, of $30,000,000), (D) to fund the Shortfall Amount and/or (E) to repay the Obligations under the 2016 Term Loan Facility and/or the Other Facilities.

(f)    Asset Sales Covenant. On or prior to June 30, 2021, the Borrower shall raise at least an aggregate amount of $150,000,000 of Net Cash Proceeds from Asset Sales and Excess JC Proceeds, which Net Cash Proceeds shall be applied in the following order of priority (the “Asset Sales Waterfall”, and together with the Junior Capital Waterfall, the “Mandatory Prepayment Waterfalls”):

(1)

the initial $125,000,000 of such Net Cash Proceeds (which may include capital raised in respect of any Shortfall Amount) (the “Required Paydown Amount”) shall be applied (A) first to repay the Obligations under the 2016 Term Loan Facility until the outstanding principal amount thereunder is reduced to zero dollars ($0), (B) second to repay the Obligations under the 2017 Term Loan Facility and the Revolving Credit Facility on a pro rata basis based on the respective outstanding principal amounts thereunder in each case until reduced to zero dollars ($0) and (C) thereafter, to repay the Obligations under the 2019 Term Loan Facility;

(2)

the next $25,000,000 (and no more than $25,000,000) shall be used, at the Borrower’s election, for (x) Permitted Uses and/or (y) to fund Permitted Preferred Payments, in an aggregate amount for both (x) and (y) not to exceed the aggregate amount of Excess JC Proceeds and Asset Sales of non-Borrowing Base Assets from the Amendment Effective Date to the date of such use; and

(3)

all remaining Net Cash Proceeds from Asset Sales shall be used to repay the outstanding Obligations under the 2016 Term Loan Facility and the Other Facilities on a pro rata basis based on the respective outstanding principal amounts thereunder.

If by June 30, 2021, the Borrower has failed to pay to the Agents the Required Paydown Amount, then (A) the Borrower will provide, with respect to the Borrowing Base Assets located at (i) 3100 South St. NW, Washington DC, (ii) 2201 M St. NW, Washington DC, (iii) 906 6th St. NW, Washington DC and (iv) 132-26 S. Conduit Ave., Jamaica, NY, each of the items described in Section 5 of the Third Amendment at the times, mutatis mutandis, set forth therein but replacing references to “the date hereof” with June 30, 2021 and (B) on or prior to September 30, 2021, the Borrower shall raise Junior Capital generating Net Cash Proceeds in an amount not less than the positive difference between (i) the Required Paydown Amount and (ii) the aggregate Net Cash Proceeds paid by the Borrower under the Asset Sales Waterfall to date (such positive difference, the “Shortfall Amount”), which Net Cash Proceeds shall be applied in accordance with the Asset Sales Waterfall. For the avoidance of doubt, by September 30, 2021, not less than the Required Paydown Amount (inclusive of any Net Cash Proceeds generated from Junior Capital raised after June 30, 2021) shall be applied to the repayment of the Obligations in accordance with the Asset Sales Waterfall.

(g)    Enhanced Negative Covenants. Notwithstanding anything to the contrary contained in the 2016 Term Loan Agreement (as amended pursuant to Sections 6, 7 and 8 of this Amendment), except as expressly provided in this Amendment or unless the Administrative Agent and the Required Lenders otherwise

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agree in writing, until the earlier of (x) December 31, 2022 and (y) the date that the Parent Guarantor provides to the Administrative Agent a certificate of a Responsible Officer demonstrating pro forma compliance with the covenants in Section 5.04 of the 2016 Term Loan Agreement as in effect as of April 1, 2022 (such earlier date being the “Enhanced Negative Covenants Termination Date”), together with a schedule in form satisfactory to the Administrative Agent of the computations used by the Parent Guarantor in determining such compliance, no Loan Party will:

(i)    create, incur, or assume, or permit any of its Subsidiaries to create, incur, or assume, any additional secured Debt, Non-Recourse Debt or senior Recourse Debt other than Qualified Government Debt, Junior Capital (and guaranties of Junior Capital) or Refinancing Debt, provided that such Refinancing Debt constitutes Non-Recourse Debt;

(ii)    acquire any new Assets or Transfer or encumber any Borrowing Base Assets (including, without limitation, pursuant to a Sale and Leaseback Transaction), or Transfer or encumber any direct or indirect Equity Interests in the fee owners and TRS Lessees of the Borrowing Base Assets, except, in each case, (x) any Asset Sale of a non-Borrowing Base Asset in accordance with Section 2(f) of this Amendment, (y) any Asset Sale of a Borrowing Base Asset in accordance with Section 2(f) of this Amendment, subject to receipt of any consent to such Asset Sale required by Section 9 to this Amendment and (z) the granting of Collateral to the Agents in accordance with the Loan Documents;

(iii)    in the case of the Parent Guarantor and the Borrower, make or declare any Restricted Payments payable in cash, including, without limitation, cash dividends on common or preferred stock; provided, however, that (I) the Parent Guarantor may declare and pay dividends (A) that are Permitted Preferred Payments, subject to compliance with the Mandatory Prepayment Waterfalls, (B) to the holders of common Equity Interests and Preferred Interests in the Parent Guarantor consisting of a combination of cash and Equity Interests in the Parent Guarantor only if such dividends (1) are required to maintain the Parent Guarantor’s status as a REIT and avoid the imposition of excise taxes under Section 4981 of the Internal Revenue Code, (2) include a cash component no greater than the minimum percentage allowed under the Internal Revenue Code and any published guidance from the United States Department of the Treasury or Internal Revenue Service with respect thereto at the time of the declaration thereof, (3) are paid no earlier than (x) January 29, 2021, with respect to dividends for the calendar year ending December 31, 2020, and (y) January 31, 2022 with respect to dividends for the calendar year ending December 31, 2021, and (4) are calculated based exclusively on capital gains from the sale of Assets and other items relevant to such calculations under Section 4981 of the Internal Revenue Code and (C) to the holders of common Equity Interests at such time as (1) the Borrowing Base Leverage Ratio (as defined below) is not more than 60%, (2) the Borrowing Base Debt Service Coverage Ratio is not less than 1.20:1.00 and (3) the Borrower is in compliance, on a pro forma basis after giving effect to such declaration and payment, with each of the financial covenants set forth in Section 5.04 of the 2016 Term Loan Agreement as in effect on August 2, 2016 and (II) the Borrower may pay cash dividends or distributions (A) to the Parent Guarantor and (B) to its outside limited partners as required by the terms of the Borrower’s organizational documents as in effect on the Amendment Effective Date, in the case of both clauses (II)(A) and (II)(B) in amounts necessary to permit the Parent Guarantor to pay cash dividends and distributions as permitted in clause (I) above;

(iv)    make or permit any of its Subsidiaries to make new Investments (including, without limitation, buybacks of common Equity Interests or Preferred Interests) other than (i) Investments by the Loan Parties and their Subsidiaries in their wholly-owned Subsidiaries and (ii) guaranties of Junior Capital by the Loan Parties and their Subsidiaries;

(v)    engage in or consent to any action or activity that would be expressly prohibited or restricted under Section 5.02 during a Default or Event of Default; provided, however, that for the avoidance of doubt the restriction in this subsection (v) shall not apply to any Asset Sales

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contemplated by Section 2(f) of this Amendment, Restricted Payments contemplated by Section 2(g) of this Amendment or Debt incurred in the form of Junior Capital (and guaranties of Junior Capital) contemplated by Sections 2(e) and 2(f) of this Amendment; or

(vi) in the case of the Parent Guarantor and the Borrower, issue or sell any Equity Interests or other securities of such Person except that each of the Parent Guarantor and the Borrower may issue or sell any Equity Interests or other securities in the form of Junior Capital.

(h)    Liquidity Covenant. During the Waiver Period, the Borrower and its Subsidiaries will at all times remain in compliance with the Liquidity Covenant (as defined below).

(i)    Qualified Government Debt. Notwithstanding the restrictions in subsection (g) above, consent of the Administrative Agent and the Required Lenders shall not be required for the Loan Parties to incur Debt for borrowed money to a Governmental Authority under the CARES Act or any other federal or state governmental program intended to mitigate the impact of the COVID-19 pandemic so long as the Borrowing Base Assets and the Equity Interests in the Initial Grantors (as defined in the Third Amendment) do not become subject to any Liens in connection with such Debt (“Qualified Government Debt”); provided, however, that 100% of the Net Cash Proceeds of any Qualified Government Debt shall be used, in the Borrower’s discretion, only for Permitted Uses or to repay the Obligations (as such term is defined in each of the 2016 Term Loan Agreement and the Other Facilities) under the Facility and the Other Facilities.

(j)    LIBOR Floor. During the Waiver Period, at no time and under no circumstance shall the Eurodollar Rate be less than 0.250% per annum with respect to any Eurodollar Rate Advance that has not been identified by the Borrower in accordance with the terms of the 2016 Term Loan Agreement as being subject to a Guaranteed Hedge Agreement.

(k)    Reserve Account. Notwithstanding the first sentence of Section 2 of this Amendment, the provisions set forth in the first sentence of the last paragraph of Section 2(e) of the Third Amendment shall not be affected by this Amendment. For the avoidance of doubt, from and after the Amendment Effective Date, the Borrower shall no longer be required to fund the Reserve Account (as defined in the Third Amendment) and the Agents confirm that there are no funds on deposit therein as of the Amendment Effective Date.

(l)    Definitions.

(i)    For purposes of this Amendment, the following terms shall have the following meanings:

“2016 Term Loan Facility” means the loans provided for in the 2016 Term Loan Agreement.

“2017 Facilities” means, collectively, the Revolving Credit Facility and the 2017 Term Loan Facility.

“2017 Term Loan Facility” means the term loans provided for in the 2017 Credit Agreement.

“2019 Term Loan Facility” means the loans provided for in the 2019 Term Loan Agreement.

“Borrowing Base Leverage Ratio” means, at any date of determination, the ratio (expressed as a percentage) of (a) all outstanding Debt under the 2016 Term Loan Facility and the Other Facilities as of such date to (b) the aggregate Appraised Value of the Borrowing Base Assets as of such date.

“JC Subordination Terms” has the meaning set forth in the definition of Junior Capital.

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“Junior Capital” means any Debt, including debt securities convertible into Equity Interests, or Equity Interests that satisfy the following conditions: (a) such Debt or Equity Interests are either structurally subordinate or contractually subordinate by its terms (which terms must be satisfactory to the Agents (such terms being the “JC Subordination Terms”)) to the 2016 Term Loan Facility and the Other Facilities, (b) such Debt or Equity Interests have a maturity date (if applicable) later than September 10, 2024, (c) in the case of Debt, such Debt is unsecured and (d) if such Debt or Equity Interests have a current pay feature, for so long as the Borrower and its Subsidiaries do not have at least $50,000,000 of Liquid Assets, then the Borrower shall have deposited into a restricted cash account of the Borrower held by the Administrative Agent for the benefit of the Secured Parties and subject to the Security Agreement (the “Restricted Cash Account”) an amount equal to at least six (6) months’ of the current payments required to be made on such Junior Capital on a rolling basis. For the avoidance of doubt, if the Borrower and its Subsidiaries do not have at least $50,000,000 of Liquid Assets at any time (including, without limitation, as shown in any Liquidity Report (as defined below)) that any outstanding Junior Capital requires such current payments, and the Borrower has not previously made such deposit, the Borrower shall make such deposit within three (3) Business Days following delivery of such report.

“ Liquid Assets” means unrestricted cash or Cash Equivalents, including available amounts under the Revolving Credit Facility subject to Section 2(b) of the Third Amendment to 2017 Credit Agreement, but excluding any amounts held in the Restricted Cash Account.

“Liquidity Covenant” means that the Borrower and its Subsidiaries have Liquid Assets in an aggregate amount of at least $30,000,000.

“Net Cash Proceeds” means, with respect to any transaction, the aggregate amount of all cash proceeds received by the Borrower, Parent Guarantor or any of their respective Subsidiaries (including, without limitation, in the case of any issuance of Junior Capital, any cash proceeds received in connection with any sales pursuant to a related over-allotment option), net of fees, expenses, costs (including any costs of the Permitted Junior Capital Swap Obligation, if any, incurred and paid at the time of purchase thereof), underwriting discounts and commissions incurred in connection therewith and, for the sale of any Asset, payments made to retire any debt that is secured by such Asset and repaid in connection with the sale thereof, and net of taxes paid or reasonably estimated by the Borrower to be payable as a result thereof, in each case excluding any fees, commissions or expenses that are payable to an Affiliate of the Borrower, the Parent Guarantor or any of their respective Subsidiaries.

“Permitted Debt Transaction” means (i) the incurrence of Debt for borrowed money by any Loan Party consented to under Section 2(g)(i) above, (ii) the issuance of Junior Capital or (iii) the incurrence of other Debt expressly permitted under this Amendment during the Waiver Period.

“Permitted Junior Capital Swap Obligations” means Swap Obligations of the Parent Guarantor in connection with, and prior to or concurrently with, the issuance of any Junior Capital pursuant to which the Parent Guarantor acquires a call or a capped call option requiring the counterparty thereto to deliver to the Parent Guarantor common shares of the Parent Guarantor, the cash value of such shares or a combination of such shares and cash from time to time upon exercise of such option; provided that the terms, conditions and covenants of each such Swap Obligation shall be such as are typical and customary for Swap Obligations of such type (as determined by the Parent Guarantor in good faith).

“Permitted JC Swap Payments” means payments for, in respect of or in connection with, the Permitted Junior Capital Swap Obligations to the extent such payments are not paid and deducted from Net Cash Proceeds at the time of purchase of such Permitted Junior Capital Swap Obligations; provided, however, that no such payments shall be permitted prior to satisfaction of the PPP Condition (except, for the avoidance of doubt, as deducted from Net Cash Proceeds).

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“Permitted Preferred Payments” means accrued and unpaid cash dividends payable by the Parent Guarantor to the holders of Preferred Interests; provided, however, that no such payments shall be permitted prior to satisfaction of the PPP Condition.

“Permitted Uses” means (i) operating expenses of the business of the Company and its Subsidiaries, (ii) costs and expenses included in the Forecasts (defined below) relating to those capital projects on the Assets commenced prior to the Amendment Effective Date and listed on Schedule I hereto, (iii) costs and expenses reasonably required to comply with applicable legal requirements (or to cure or prevent any violation thereof), (iv) costs and expenses required on an emergency basis to avoid damage or injury to persons or property, (v) Permitted Preferred Payments in an aggregate amount not to exceed the lesser of (1) $30,000,000 minus any amounts previously applied to Permitted Preferred Payments under item (3)(C) of the Junior Capital Waterfall and (2) the aggregate amount theretofore applied to repay the Obligations under the Revolving Credit Facility pursuant to item (3)(E) of the Junior Capital Waterfall, (vi) provided that the Threshold Junior Capital has been raised, Permitted JC Swap Payments in an aggregate amount not to exceed 10% of the gross proceeds of the Junior Capital transaction to which the Permitted JC Swap Payments relate and (vii) other reasonable uses approved by the Required Lenders.

“PPP Condition” means that, except to the extent waived by the Required Lenders, items (1) and (2) of the Junior Capital Waterfall have been fully funded and item (1) of the Asset Sale Waterfall has been fully funded.

“Revolving Credit Facility” means the Revolving Credit Facility under and as defined in the 2017 Credit Agreement.

“Third Amendment to 2017 Credit Agreement” means that certain Amendment No. 3 to the 2017 Credit Agreement among the Borrower, the Parent Guarantor, the Subsidiary Guarantors, the Administrative Agent and certain Lenders dated as of the Fourth Amendment Date.

(ii)    During the Waiver Period, the definition of “Equity Interests” in Section 1.01 of the 2016 Term Loan Agreement shall be amended by adding the following language to the end thereof:

“; provided, however, that for purposes of this definition, neither Junior Capital (prior to conversion thereof) nor Permitted Junior Capital Swap Obligations shall constitute Equity Interests of the Borrower or Parent Guarantor.”

(iii)    During the Waiver Period, the definition of “Restricted Payments” in Section 1.01 of the 2016 Term Loan Agreement shall be amended by adding the following sentence to the end thereof:

“Notwithstanding the foregoing, provided that the Borrower is in compliance with the reserve requirements set forth in the definition of Junior Capital, (i) payment of current pay obligations for, in respect of or in connection with Junior Capital (prior to conversion thereof) and the Permitted Junior Capital Swap Obligations shall not constitute Restricted Payments and (ii) the conversion of any Junior Capital to Equity Interests pursuant to the terms of the Junior Capital shall not constitute Restricted Payments. Capitalized terms not defined in the preceding sentence have the meanings set forth in the Fourth Amendment.”

Any breach by any Loan Party of subsections (c) through (h) of this Section 2 shall be an immediate Event of Default under the 2016 Term Loan Agreement. Any waiver of the provisions of subsection (f) relating to the Borrower’s obligation to generate at least the Required Paydown Amount by September 30, 2021 and any agreement of forbearance with respect to such failure will require the written consent of each Lender;

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provided, however, that if the Administrative Agent shall request any such consent of the Lenders and any Lender shall fail to respond to such consent request within ten (10) Business Days after delivery of such request, then the Lender that has failed to respond shall be deemed to have consented to such request.

SECTION 3.    Reporting. Section 3 of the Third Amendment is null and void and of no further force and effect. Notwithstanding the limited waiver of the Subject Provisions pursuant to Section 2(a) above, nothing in this Amendment shall modify, affect or waive the Borrower’s continuing obligation to comply with the reporting requirements set forth in Section 5.03 of the 2016 Term Loan Agreement during the Waiver Period (as if the Subject Provisions had not been waived) or otherwise (including, without limitation, the Borrower’s obligation to provide a schedule of the computations used by the Parent Guarantor in determining compliance with the covenants contained in Section 5.04 (as if the Subject Provisions had not been waived) under Section 5.03(c)); provided, however, that the Borrower shall not be required to furnish to the Administrative Agent and the Lenders notice of Defaults relating to the Section 5.04 financial covenants during the Waiver Period. In addition to the existing reporting requirements in the 2016 Term Loan Agreement, during the Waiver Period the Borrower will furnish to the Administrative Agent and the Lenders, (a) on or before the last day of each calendar quarter, (i) forecasted balance sheets and statements of cash flows of the Parent Guarantor and its Subsidiaries for the immediately following three month period (the “Forecasts”) and (ii) historical balance sheets and statements of cash flows of the Parent Guarantor and its Subsidiaries for the immediately prior twelve calendar month period, (b) as soon as available and in any event within five (5) Business Days following the end of each calendar month, a report, in a form acceptable to the Agents, evidencing compliance with the Liquidity Covenant (each, a “Liquidity Report”) and (c) upon request by the Administrative Agent from time to time, a report showing, in detail reasonably satisfactory to the Administrative Agent, the amounts applied pursuant to date to each item under each Mandatory Prepayment Waterfall and the amounts applied to Permitted Preferred Payments and to Permitted JC Swap Payments. Further, together with the Forecasts, balance sheets and cash flow statements furnished pursuant to clause (a) of the immediately preceding sentence, the Borrower will provide to the Administrative Agent and the Lenders summary reports of (i) any application made by the Borrower, the Parent Guarantor or their respective Subsidiaries for funding under the CARES Act or any other federal or state governmental program intended to mitigate the impact of the COVID-19 pandemic (each, a “Stimulus Program”) and (ii) amounts received by the Borrower, the Parent Guarantor or their respective Subsidiaries under any Stimulus Program, and reasonably detailed accountings of the uses thereof.

SECTION 4.    Technical Correction. The definition of “Borrowing Base Debt Service Coverage Ratio” in Section 1.01 of the 2016 Term Loan Agreement is hereby amended to replace the words “(including, without limitation, the Facility Exposure)” with the words “(including, without limitation, the Facility Exposure and the Facility Exposure (under and as defined in the loan documentation for the Other Facilities) whether or not, in each case, the same constitute unsecured Debt)”.

SECTION 5.    Work Fee. The Borrower shall pay to the Administrative Agent not later than December 31, 2021, for the account of each Lender that consents to this Amendment (each, a “Consenting Lender”), a ten (10) basis point work fee on the total outstanding Advances of each such Consenting Lender existing immediately prior to the application of any Net Cash Proceeds pursuant to the Mandatory Prepayment Waterfalls specified herein.

SECTION 6.    Extension. The definition of “Maturity Date” in Section 1.01 of the 2016 Term Loan Agreement is hereby amended and restated to read in its entirety as follows:

“Maturity Date” means August 10, 2022 or such other date on which the final payment of principal on the Loan becomes due and payable as provided herein or in the Notes, whether at such stated maturity date, by declaration of acceleration, or otherwise; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

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SECTION 7.    Financial Covenant Calculations and Amendments.

(a)    Commencing with the second quarter of 2022, to the extent that any of the Section 5.04 financial covenants are calculated based on a four-quarter period, such financial covenants shall be amended to instead refer to: (1) for the second quarter of 2022, such quarter, annualized, (2) for the third quarter of 2022, such quarter and the immediately preceding quarter, annualized, (3) for the fourth quarter of 2022, such quarter and the two immediately preceding quarters, annualized, and (4) for the first quarter of 2023 and thereafter, such quarters shall be consistent with the 2016 Term Loan Agreement, without giving effect to this Amendment.

(b)    Notwithstanding anything to the contrary in the 2016 Term Loan Agreement, for the second quarter of 2022 only, the Borrower shall maintain as of each Test Date (A) a Leverage Ratio of not greater than 65% and (B) a Fixed Charge Coverage Ratio of not less than 1.20:1.00.

(c)    The following definitions are added to Section 1.01 of the 2016 Term Loan Agreement in appropriate alphabetical order:

“Collateral Party” means each (a) TRS Lessee, (b) direct and indirect owner of a TRS Lessee, (c) direct or indirect owner of a Borrowing Base Asset, (d) Pledgor and (e) direct or indirect owner of a Pledgor; in each case other than the Parent Guarantor.

“Fourth Amendment” means that certain Amendment No. 4 to the 2016 Term Loan Agreement among the Borrower, the Parent Guarantor, the Subsidiary Guarantors, the Administrative Agent and certain Lenders dated as of the Fourth Amendment Date.

“Fourth Amendment Date” means February 17, 2021.

(d)    The definition of “Appraised Value” in Section 1.01 of the 2016 Term Loan Agreement is hereby amended and restated to read in its entirety as follows:

“Appraised Value” means, for any Borrowing Base Asset, the “as-is” fair market value of such Borrowing Base Asset, determined by the Administrative Agent in its reasonable discretion based on an Appraisal of such Borrowing Base Asset, after discretionary adjustments of the value shown in such Appraisal following a review by the Administrative Agent’s appraisal review department; provided ,however, that for purposes of the definition of Borrowing Base Leverage Ratio, the “Appraised Value” for the Borrowing Base Assets in existence as of the Fourth Amendment Date shall be the “as-stabilized” values listed on Schedule II to the Fourth Amendment.

(e)    Section 5.02(f) of the 2016 Term Loan Agreement is hereby amended by adding the following clause (x) to the end thereof: “(x) guaranties of Junior Capital permitted by the Fourth Amendment by the Loan Parties and their Subsidiaries.”

(f)    Section 5.02(k) of the 2016 Term Loan Agreement is hereby amended by (a) deleting the “and” immediately before “(iii),” (b) changing the “.” at the end of clause (iii) to a “,” and (c) adding the following new clause (iv): “(iv) any agreement or instrument evidencing Junior Capital permitted by the Second Amendment; provided that the terms of such Junior Capital, and of such agreement or instrument, do not restrict distributions in respect of Equity Interests in any Collateral Party or restrict the ability of any Collateral Party to repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Borrower or any Subsidiary of the Borrower.”

(g)    Section 5.02(l) of the 2016 Term Loan Agreement is hereby amended by adding the following to the end: “and, with respect to any such Loan Party or Subsidiary that is not a Collateral Party, any agreement or instrument evidencing Junior Capital permitted by the Fourth Amendment.”

9	Hersha Hospitality – 2016 Term Loan Amendment No. 4

(h)    A new Section 5.03(u) is hereby added to the 2016 Term Loan Agreement, to read in its entirety as follows:

“(u)    Junior Capital. Copies to the Administrative Agent promptly, and in any case not later than five (5) Business Days following the effectiveness thereof (or such longer period as may be agreed by the Administrative Agent), (i) of any amendment, amendment and restatement, modification or supplement to any indenture, note purchase agreement or other document or instrument evidencing or governing Junior Capital (collectively, “Junior Capital Documents”) and (ii) of any notice received by any Loan Party or Subsidiary of a Loan Party with respect to any change of identity, name or address of the trustee, administrative agent, or similar authorized representative of the holders of any Junior Capital (or, if no such representative exists, the holder of Junior Capital) for purposes of notices under any Junior Capital Document.”

(i)    A new Section 5.04(b)(vii) is hereby added to the 2016 Term Loan Agreement, to read in its entirety as follows:

“(vii)    Maximum Borrowing Base Leverage Ratio. Not permit the Borrowing Base Leverage Ratio to exceed 60% at any time.”

(j)    A new Section 6.01(m) is hereby added to the 2016 Term Loan Agreement, to read in its entirety as follows:

“or (m) Junior Capital Documents. Prior to the Enhanced Negative Covenants Termination Date (as defined in the Fourth Amendment), any Loan Party or affiliate thereof shall agree to a modification, waiver or termination of the JC Subordination Terms (as defined in the Fourth Amendment) without the prior written consent of the Administrative Agent;”

SECTION 8.    LIBOR Amendments.

(a)    The definition of “Base Rate” in Section 1.01 of the 2016 Term Loan Agreement is hereby amended to replace the reference in the last sentence to “Section 2.07(d)” to “Sections 2.07(d) and (f).”

(b)    The definition of “Conversion”, “Convert” and “Converted” in Section 1.01 of the 2016 Term Loan Agreement is hereby amended to include a reference to “Section 2.07(f)”.

(c)    The following definitions are added to Section 1.01 of the 2016 Term Loan Agreement in appropriate alphabetical order:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of Interest Period pursuant to Section 2.07(f).

“Benchmark” means, initially, the Eurodollar Rate for any applicable Interest Period; provided that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to ICE LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.07(f)(i).

10	Hersha Hospitality – 2016 Term Loan Amendment No. 4

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a)    the sum of: (i) Term SOFR and (ii) the related Benchmark Replacement Adjustment;

(b)    the sum of: (i) Daily Simple SOFR and (ii) the related Benchmark Replacement Adjustment;

(c)    the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (ii) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (a), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion.

If the Benchmark Replacement as determined pursuant to clause (a), (b) or (c) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(a)    for purposes of clauses (a) and (b) of the definition of Benchmark Replacement, the first alternative set forth in the order below that can be determined by the Administrative Agent:

(i) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(ii) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(b)    for purposes of clause (c) of the definition of Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or

11	Hersha Hospitality – 2016 Term Loan Amendment No. 4

determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated syndicated credit facilities;

provided that, in the case of clause (a) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of Business Day, the definition of Interest Period, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, the formula for calculating any successor rates identified pursuant to the definition of Benchmark Replacement, the formula, methodology or convention for applying the successor Floor to the successor Benchmark Replacement and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“ Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)    in the case of clause (a) or (b) of the definition of Benchmark Transition Event, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(b)    in the case of clause (c) of the definition of Benchmark Transition Event, the date of the public statement or publication of information referenced therein; or

(c)    in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the Benchmark Replacement Date will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

12	Hersha Hospitality – 2016 Term Loan Amendment No. 4

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or any Governmental Authority having jurisdiction over the Administrative Agent or any Lender announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a Benchmark Transition Event will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 2.07(f) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.07(f).

“Corresponding Tenor” means, with respect to any Available Tenor, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining Daily Simple SOFR for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

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“Early Opt-in Election” means, if the then-current Benchmark is ICE LIBOR, the occurrence of the following:

(a)    a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities in the U.S. syndicated loan market at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(b)    the joint election by the Administrative Agent and the Borrower to trigger a fallback from ICE LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to ICE LIBOR.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is ICE LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (b) if such Benchmark is not ICE LIBOR, the time determined by the Administrative Agent in its reasonable discretion.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“ SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“ Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

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(d)    Section 2.07 of the 2016 Term Loan Agreement is hereby amended to include the following new subsection (f):

“(f)    Benchmark Replacement Setting.

(i)    Notwithstanding anything to the contrary herein or in any other Loan Document (and any Hedge Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.07(f)), if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then, in each instance (A) if a Benchmark Replacement is determined in accordance with clause (a) or (b) of the definition of Benchmark Replacement for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (B) if a Benchmark Replacement is determined in accordance with clause (c) of the definition of Benchmark Replacement for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(ii)    In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)    The Administrative Agent will promptly notify the Borrower and the Lenders of (A) any Benchmark Replacement Date and the related Benchmark Replacement, (B) the effectiveness of any Benchmark Replacement Conforming Changes, (C) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (iv) below and (D) the commencement of any Benchmark Unavailability Period. For the avoidance of doubt, any notice required to be delivered by the Administrative Agent as set forth in this Section 2.07(f) may be provided, at the option of the Administrative Agent (in its sole discretion), in one or more notices and may be delivered together with, or as part of any amendment which implements any Benchmark Replacement or Benchmark Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.07(f) including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.07(f).

(iv)    Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or ICE LIBOR) and either (x) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (y) the regulatory supervisor for the administrator of such Benchmark, or any

15	Hersha Hospitality – 2016 Term Loan Amendment No. 4

Governmental Authority having jurisdiction over the Administrative Agent or any Lender, has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of Interest Period for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (x) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (y) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of Interest Period for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)    Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Borrowing consisting of, conversion to or continuation of Eurodollar Rate Advances to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing consisting of or conversion to Base Rate Advances.

(vi)    The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to (A) the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of Eurodollar Rate or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation any Benchmark Replacement implemented hereunder), (B) the composition or characteristics of any such Benchmark Replacement, including whether it is similar to, or produces the same value or economic equivalence to ICE LIBOR (or any other Benchmark) or have the same volume or liquidity as did ICE LIBOR (or any other Benchmark), (C) any actions or use of its discretion or other decisions or determinations made (except to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct) with respect to any matters covered by this Section 2.07(f) including, without limitation, whether or not a Benchmark Transition Event has occurred, the removal or lack thereof of unavailable or non-representative tenors, the implementation or lack thereof of any Benchmark Replacement Conforming Changes, the delivery or non-delivery of any notices required by this Section 2.07(f) or otherwise in accordance herewith, and (D) the effect of any of the foregoing provisions of this Section 2.07(f).

(e)    Section 2.09(b)(iii) of the 2016 Term Loan Agreement is hereby amended to replace the references to “Section 2.07(d)” to “Sections 2.07(d) and (f)”.

SECTION 9.    Consent to Asset Sales. The Administrative Agent and the Required Lenders hereby consent to the sales of Borrowing Base Assets described on Schedule III attached hereto, provided that (a) each such sale shall be consummated on or prior to June 30, 2021, (b) each such sale shall generate gross “Proceeds” (in an amount not less than the amount set forth for such property in the “Proceeds” column on Schedule III) and (c) the Net Cash Proceeds of each such sale shall be applied in accordance with Section 2(f) of this Amendment. In addition, the Administrative Agent and the Required Lenders hereby consent to the sales of the Borrowing Base Assets known as Pan Pacific, Ritz Georgetown and NU Hotel, provided that (i) each such sale shall generate gross sales proceeds in an amount not less than 90% of the “as-stabilized” values listed on Schedule II and (ii) the Net Cash Proceeds of each such sale shall be applied in accordance with Section 2(f) of this Amendment. Except as provided in the two immediately preceding sentences, any sale of a Borrowing Base Asset during the Permitted Draw Period will require the written consent of the Administrative Agent and the Required Lenders; provided, however, that if the Administrative Agent shall request any such consent of the Lenders and any Lender shall fail to respond to such consent request within ten (10) Business Days after delivery of such request, then the Lender that has failed to respond shall be deemed to have consented to such request.

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SECTION 10.     Representations and Warranties. Each Loan Party hereby represents and warrants that:

(a) The representations and warranties contained in each of the Loan Documents (as amended or supplemented to date, including pursuant to this Amendment) to which it is a party are, other than with respect to the Subject Provisions, true and correct in all material respects on and as of the Amendment Effective Date, before and after giving effect to this Amendment, as though made on and as of such date (except for any such representation and warranty that, by its terms, refers to an earlier date, in which case as of such earlier date).

(b) Such Loan Party has taken all necessary corporate and other organizational action to authorize the execution, delivery and performance of this Amendment.

(c) This Amendment has been duly executed and delivered by such Loan Party and constitutes such Loan Party’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(d) The execution and delivery of this Amendment does not (i) contravene any provision of the organizational documents of such Loan Party or its general partner or managing member or (ii) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to such Loan Party.

(e) Other than any Default or Event of Default that would exist absent the limited waiver of the Subject Provisions pursuant to Section 2(a) above, no Default or Event of Default has occurred and is continuing, or would result from the entering into of this Amendment by any Loan Party.

SECTION 11.     Conditions of Effectiveness. This Amendment shall become effective as of the first date (the “Amendment Effective Date”) on which, and only if, each of the following conditions precedent shall have been satisfied; provided, however, that if the following conditions precedent have not been satisfied on or before March 31, 2021, this Amendment shall be null and void:

(a) The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, counterparts of this Amendment executed by all of the Loan Parties and all of the Lenders.

(b) The Borrower shall have priced or entered into a binding commitment providing for the issuance of Junior Capital in an aggregate amount sufficient to generate at least $75,000,000 of Net Cash Proceeds.

(c) The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, a supplement to the Security Agreement, executed by each of the parties thereto.

(d) The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, (i) an amendment to the 2019 Term Loan Agreement and (ii) the Third Amendment to 2017 Credit Agreement, in each case modifying the underlying agreement to account for the terms herein and making certain other corresponding modifications.

(e) The Borrowing Base Leverage Ratio shall not be more than 60%.

17	Hersha Hospitality – 2016 Term Loan Amendment No. 4

(f) (i) The fees (if any) provided for in this Amendment and (ii) all of the reasonable out-of-pocket expenses of the Administrative Agent (including the reasonable fees and expenses of counsel for the Administrative Agent) due and payable on the Amendment Effective Date shall have been paid in full.

SECTION 12.     Reference to and Effect on the 2016 Term Loan Agreement, the Notes and the Loan Documents.

(a) This Amendment is a Loan Document. On and after the effectiveness of this Amendment, each reference in the 2016 Term Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the 2016 Term Loan Agreement, and each reference in the Notes and each of the other Loan Documents to “the Loan Agreement”, “thereunder”, “thereof” or words of like import referring to the 2016 Term Loan Agreement, shall mean and be a reference to the 2016 Term Loan Agreement, as amended and modified by this Amendment.

(b) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(c) This Amendment shall not extinguish the obligations for the payment of money outstanding under the 2016 Term Loan Agreement. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the 2016 Term Loan Agreement, which shall remain in full force and effect, except to any extent modified hereby or as provided in the exhibits hereto. Nothing implied in this Amendment or in any other document contemplated hereby shall be construed as a release or other discharge of any of the Loan Parties from the Loan Documents.

SECTION 13.     Ratification; Release.

The 2016 Term Loan Agreement (as amended by this Amendment) and each of the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Each Guarantor hereby reaffirms its obligations under the Loan Documents and this Amendment. Except as expressly provided in this Amendment, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Secured Party or the Administrative Agent under the 2016 Term Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the 2016 Term Loan Agreement or any of the other Loan Documents. Except as otherwise specified in the last sentence of Section 2 of this Amendment, any breach by any of the Loan Parties of the covenants or requirements in this Amendment shall be an Event of Default under the 2016 Term Loan Agreement if such breach is not cured within five (5) Business Days after the Borrower’s receipt of notice from the Administrative Agent or any Lender of such breach.

Each Loan Party, on its own behalf and on behalf of each of its respective predecessors, successors, assigns, and past and present equity holders, other principals, affiliates, managers, employees, officers, directors, attorneys, agents, other representatives, insurers and any other individuals and entities claiming or acting by, through, under or in concert with any of the Loan Parties, hereby fully and forever releases, relinquishes, discharges and acquits each Indemnified Party of and from and against any and all claims, demands, obligations, duties, liabilities, damages (including, without limitation, special, punitive, indirect or consequential damages), expenses, claims of offset, indebtedness, debts, breaches of contract, duty or relationship, acts, omissions, misfeasance, malfeasance, causes of action, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and remedies therefor, choses in action, rights of indemnity or liability of any kind whatsoever, arising, directly or indirectly, in any manner from and/or out of (i) the Advances and/or the Loan Documents, (ii) the Indemnified Parties’ acts, statements, conduct, representations and omissions made in connection therewith and (iii) any fact, matter, transaction or event relating thereto, whether known or unknown, suspected or unsuspected, whether now existing or

18	Hersha Hospitality – 2016 Term Loan Amendment No. 4

hereafter arising, which may be claimed to exist, whether liquidated or unliquidated; provided, however, that the foregoing release shall not apply to any future breach of any of the obligations, covenants or agreements of any of Indemnified Party that are expressly set forth in the Loan Documents.

SECTION 14.     Costs and Expenses. The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 10.04 of the 2016 Term Loan Agreement.

SECTION 15.     Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier, facsimile or as a .pdf, .jpeg, .TIF, .TIFF attachment to an electronic mail message or similar electronic format shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 16.     Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[Balance of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

HERSHA HOSPITALITY LIMITED PARTNERSHIP, a Virginia limited partnership

By:	HERSHA HOSPITALITY TRUST, a Maryland real estate investment trust, its general partner

By:	/s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: CFO

PARENT GUARANTOR:

HERSHA HOSPITALITY TRUST, a Maryland real estate investment trust

By:	/s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: CFO

[Signatures continue on the next page]

[Signature Page to Fourth Amendment to 2016 Term Loan Agreement]

SUBSIDIARY GUARANTORS:

HHLP DC CONVENTION CENTER ASSOCIATES, LLC,
a Delaware limited liability company

By:	HHLP DC CONVENTION CENTER MANAGER, LLC, a Delaware limited liability company, its manager

By:	/s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: Manager

HHLP BULFINCH ASSOCIATES, LLC, a Delaware limited liability company

By:	HHLP BULFINCH MANAGER, LLC, a Delaware limited liability company, its manager

By:	/s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: Manager

44 CAMBRIDGE ASSOCIATES, LLC,
a Massachusetts limited liability company

By:	/s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: Manager

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RISINGSAM HOSPITALITY, LLC,
a New York limited liability company

By:	HERSHA CONDUIT ASSOCIATES, LLC, a New York limited liability company, its manager

By:	/s/ Ashish R. Parikh
	Name:	Ashish R. Parikh
	Title:	Manager

AFFORDABLE HOSPITALITY ASSOCIATES, L.P., a Pennsylvania limited partnership

By:	RACE STREET, LLC, a Pennsylvania limited
liability company, its general partner

By:	/s/ Ashish R. Parikh
	Name:	Ashish R. Parikh
	Title:	Manager

HHLP RITTENHOUSE ASSOCIATES, LLC,
a Delaware limited liability company

BY:	HHLP RITTENHOUSE MANAGER, LLC,
a Delaware limited liability company,
its Manager

By:	/s/ Ashish R. Parikh
	Name:	Ashish R. Parikh
	Title:	Manager

HHLP COCONUT GROVE ASSOCIATES, LLC,
a Delaware limited liability company

By:	HHLP COCONUT GROVE MANAGER, LLC,
a Delaware limited liability company, its manager

By:	/s/ Ashish R. Parikh
	Name:	Ashish R. Parikh
	Title:	Manager

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HHLP BLUE MOON ASSOCIATES, LLC, a Delaware limited liability company

By:	HHLP BLUE MOON MANAGER, LLC, a Delaware limited liability company, its manager

By:	/s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: Manager

HHLP WINTER HAVEN ASSOCIATES, LLC, a Delaware limited liability company

By:	HHLP WINTER HAVEN MANAGER, LLC, a Delaware limited liability company, its manager

By:	/s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: Manager

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HHLP SMITH STREET ASSOCIATES, LLC, a New York limited liability company

By:	HHLP SMITH STREET HOLDING, LLC,
a New York limited liability company, its manager

By:	HHLP SMITH STREET MANAGING MEMBER, LLC, a New York limited liability company, its manager

By:	/s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: Manager

HHLP KEY WEST ONE ASSOCIATES LLC, a Delaware limited liability company

By:	HHLP KEY WEST ONE MANAGER, LLC, a
Delaware limited liability company, its manager

By:	/s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: Manager

HHLP KEY WEST ONE MANAGER, LLC, a Delaware limited liability company, its manager

By:	/s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: Manager

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44 BROOKLINE HOTEL, LLC, a Delaware limited liability company

By:	44 BROOKLINE MANAGER, LLC, a Delaware limited liability company, its manager

By:	/s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: Manager

44 BROOKLINE MANAGER, LLC, a Delaware limited liability company, its manager

By:	/s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: Manager

HHLP MIAMI BEACH ASSOCIATES, LLC, a Delaware limited liability company

By:	HHLP MIAMI BEACH MANAGER, LLC, a Delaware limited liability company, its manager

By:	/s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: Manager

HHLP GEORGETOWN ASSOCIATES, LLC, a Delaware limited liability company

By:	HERSHA GEORGETOWN MANAGER, LLC, a Delaware limited liability company, its manager

By:	/s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: Manager

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HHLP GEORGETOWN II ASSOCIATES, LLC,
a Delaware limited liability company

By:	HHLP GEORGETOWN II MANAGER, LLC, a Delaware limited liability company, its manager

By:	/s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: Manager

HHLP SUNNYVALE TPS ASSOCIATES, LLC,
a Delaware limited liability company

By:	HHLP SUNNYVALE TPS MANAGER, LLC, a Delaware limited liability company, its manager

By:	/s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: Manager

SEAPORT HOSPITALITY LLC,
a New York limited liability company

By:	320 PEARL STREET, INC., a New York corporation, its managing member

By:	/s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: Vice President

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HHLP SAN DIEGO ASSOCIATES, LLC, a Delaware limited liability company

By:	HHLP SAN DIEGO MANAGER, LLC, a Delaware limited liability company, its manager

By:	/s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: Manager

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METRO JFK ASSOCIATES, LLC, a New York limited liability company

By:	/s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: Manager

5444 ASSOCIATES, a Pennsylvania limited partnership

By:	44 DUANE STREET, LLC, a Delaware limited liability company, its General Partner

By:	/s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: Manager

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HHLP WHITE PLAINS ASSOCIATES, LLC, a Delaware limited liability company

By:	/s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: Manager

BRISAM MANAGEMENT (DE) LLC, a Delaware limited liability company

By:	HHLP BRISAM 29 MANAGER, LLC, a Delaware limited liability company, its manager

By:	/s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: Manager

HHLP BOSTON SEAPORT ASSOCIATES, LLC, a Delaware limited liability company

By:	HHLP BOSTON SEAPORT MANAGER, LLC, a Delaware limited liability company, its manager

By:	/s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: Manager

HHLP AMBROSE ASSOCIATES, LLC, a Delaware limited liability company

By:	HHLP AMBROSE MANAGER, LLC, a Delaware limited liability company, its manager

By:	/s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: Manager

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EXIT 88 HOTEL, LLC, a Connecticut limited liability company

By:	EXIT 88 HOTEL MANAGER, LLC, a Delaware limited liability company, its manager

By:	/s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: Manager

HHLP SEATTLE ASSOCIATES, LLC, a Delaware limited liability company

By:	HHLP SEATTLE MANAGER, LLC, a Delaware limited liability company, its manager

By:	/s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: Manager

CHIMES OF FREEDOM, LLC, a Delaware limited liability company

By:	OF FREEDOM I, LLC, a Delaware limited liability company, its managing member

By:	HHLP LIBERTY ASSOCIATES, LLC, a Delaware limited liability company, its sole member

By:	/s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: Manager

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Acknowledged and Agreed as of the date first above written:

CITIBANK, N.A., as Administrative Agent, Arranger and Lender

By:	/s/ Tina Lin
Name: Tina Lin
Title: Vice President

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WELLS FARGO BANK, N.A., as Lender

By:	/s/ Anand J. Jobanputra
Name: Anand J. Jobanputra
Title: Managing Director

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WELLS FARGO SECURITIES, LLC, as Arranger

By:	/s/ Amit Khimji
Name: Amit Khimji
Title: Managing Director

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BANK OF AMERICA, N.A., as Lender

By:	/s/ Suzanne E. Pickett
Name: Suzanne E. Pickett
Title: Senior Vice President

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BBVA USA, an Alabama banking corporation, f/k/a/ Compass Bank, as Lender

By:	/s/ Scott Place
Name: Scott Place
Title: SVP

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TD BANK, N.A., as Lender

By:	/s/ Brian Gallagher
Name: Brian Gallagher
Title: Vice President

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BMO HARRIS BANK N.A., as Lender

BY:	/s/ Gwendolyn Gatz
Name: Gwendolyn Gatz
Title: Director

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FIFTH THIRD BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Scott Quinn
Name: Scott Quinn
Title: VP

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MANUFACTURERS AND TRADERS TRUST COMPANY, as lender

By:	/s/ Peter J. Kemerer
Name: Peter J. Kemerer
Title: Vice President

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THE PROVIDENT BANK, as Lender

By:	/s/ Vincent S. Vita
Name: Vincent S. Vita
Title: Senior Vice President

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PNC BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Shari L. Reams-Henofer
Name: Shari L. Reams-Henofer
Title: Senior Vice President

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U.S. BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Andrew Stredde
Name: Andrew Stredde
Title: VP

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THE HUNTINGTON NATIONAL BANK, as Lender

By:	/s/ Rebecca Stirnkorb
Name: Rebecca Stirnkorb
Title: AVP

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LAND BANK OF TAIWAN, NY BRANCH, as Lender

By:	/s/ Kuang Wei Chang
Name: Kuang Wei Chang
Title: General Manager

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